Exhibit 99.1

Kratos Defense & Security Solutions, Inc. Announces Proposed Private Offering of Additional 10%

Senior Secured Notes Due 2017

Net Proceeds of Offering to be Used for Pending Integral Systems Acquisition

SAN DIEGO, July 14, 2011 (GLOBE NEWSWIRE) — Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, announced today that it intends to commence a private offering (the “Offering”) to eligible purchasers, subject to market and other conditions, of $80 million aggregate principal amount of its 10% Senior Secured Notes due 2017 (the “Notes”).  The Notes, when issued, will constitute an additional issuance of notes pursuant to the Company’s indenture, dated May 19, 2010, among the Company, the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.  It is anticipated that the Notes will be issued at a premium, subject to market and other conditions.

The net proceeds from the Offering will be used to finance, in part, the cash portion of the purchase price for the acquisition (the “Acquisition”) of Integral Systems, Inc., a Maryland corporation (“Integral Systems”), to refinance existing indebtedness of Integral Systems and its subsidiaries, to pay certain severance payments in connection with the Acquisition and to pay related fees and expenses.  The issuance of the Notes will be conditioned upon the consummation of, among other things, the Acquisition.

The Notes and the related guarantees are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes and the related guarantees have not been registered under the Securities Act, any other United States federal securities laws or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.  This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offers of the Notes will be made only by means of a private offering memorandum.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs.  Kratos’ areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 3900, the majority of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

The Kratos Defense & Security Solutions, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3519

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding the completion of the proposed Offering and Kratos’ use of the proceeds from the Offering.  Actual results or developments may differ materially from those projected or implied in these forward-looking statements.  Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed Offering.  There can be no assurance that Kratos will be able to complete the proposed Offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Kratos’ business in general, see the risk disclosures in Kratos’ SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 26, 2010 and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings made with the SEC by Kratos.  All forward-looking statements included in this news release are based on information available at the time of the release.  Kratos is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Press Contact:

Yolanda White

858-812-7302 Direct

Investor Information:

877-934-4687

investor@kratosdefense.com

Source: Kratos Defense & Security Solutions, Inc.

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